Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT, AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED PURCHASE AND

CONTRIBUTION AGREEMENT AND

AMENDMENT NO. 3 TO GUARANTY AND UNDERTAKING

AGREEMENT

AMENDMENT (this “Amendment”), dated as of June 11, 2010 to (i) the Second Amended and Restated Receivables Purchase Agreement (the “RPA”), dated as of June 16, 2009, among Abitibi-Consolidated U.S. Funding Corp. (the “Seller”), the affiliates of the Seller party thereto, the banks party thereto (the “Banks”), Citibank, N.A., as agent for the Banks (the “Agent”), and the other agents party thereto, (ii) the Second Amended and Restated Purchase and Contribution Agreement, dated as of June 16, 2009, among Abitibi-Consolidated Inc. (“ACI”), Abitibi Consolidated Sales Corporation and the Seller and (iii) the Guaranty and Undertaking Agreement (as amended prior to the date hereof, the “Guaranty”), dated as of June 16, 2009, by and among the guarantors party thereto (the “Guarantors”), ACI and the Agent.

W I T N E S S E T H :

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the RPA has the meaning assigned to such term in the RPA. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement”, “this Guaranty” and each other similar reference contained in the RPA or the Guaranty shall, after this Amendment becomes effective, refer to each respective document as amended hereby.

SECTION 2. Amendments to the RPA. The RPA is hereby amended as follows:

(a) Section 1.01(a) of the RPA is hereby amended by:

(i) amending clause (c) of the definition of “Alternate Base Rate” so that it reads as follows:

“(c) the Eurodollar Rate for a Yield Period of one month plus 1.00%.”

(ii) amending and restating the definition of “Applicable Margin” to read as follows:

“Applicable Margin” means (i) 3.00% per annum, for purposes of determinations of Yield based on the Alternate Base Rate, and (ii) 4.00% per annum, for purposes of determinations of Yield based on the Adjusted Eurodollar Rate.

(iii) amending the definition of “Bank” by (1) replacing “hereto” with “to the Extension Amendment” and (2) inserting “after the effectiveness of the Extension Amendment” immediately following “Agreement”.

(iv) amending the definition of “Bank Commitment” by (1) replacing “hereof” with “of the Extension Amendment” and (2) inserting “after the effectiveness of the Extension Amendment” immediately following “hereto”.

(v) deleting the definition of “Eighteen Month Facility Extension Option.”

(vi) amending the definition of “Eurodollar Rate” by replacing “3.00%” with “2.00%.”

(vii) adding the following definition immediately following the definition of “Existing RPA”:

“Extension Amendment” means Amendment No. 1 to Second Amended and Restated Receivables Purchase Agreement, Amendment No. 1 to Second Amended and Restated Purchase and Contribution Agreement and Amendment No. 3 to Guaranty and Undertaking Agreement, dated as of June 11, 2010, by and among the Seller, the Servicer, the other Affiliates of the Seller party thereto, the Agent and the Banks.

(vii) deleting the definition of “Fifteen Month Facility Extension Option.”

(viii) amending the definition of “Percentage” by (1) replacing “hereof” with “of the Extension Amendment” and (2) inserting “after the effectiveness of the Extension Amendment” immediately following “Agreement”.

(ix) amending the definition of “Purchase Limit” by replacing “$270,000,000” with “$180,000,000”.

(x) deleting the definition of “Reorganization Plan.”

(xi) amending and restating the definition of “Stated Termination Date” to read as follows:

“Stated Termination Date” means June 10, 2011; provided that if such date is not a Business Day, the Stated Termination Date shall be the immediately preceding Business Day.”

(b) Section 2.05(c) of the RPA is hereby amended by replacing “1.50%” with “0.75%.”

(c) Sections 2.14 and 2.15 of the RPA are each hereby amended and restated to read “[Reserved].”

(d) Section 10.01(a)(i)(3) of the RPA is hereby amended by deleting “except as contemplated by Sections 2.14 and 2.15 (each as in effect on the Closing Date)”.

(e) Schedule I to the RPA is hereby replaced by Schedule I to this Amendment.

SECTION 3 Amendments to the Originator Purchase Agreement. The definition of “Alternate Base Rate” appearing in Section 1.01 of the Originator Purchase Agreement is amended and restated to read as follows:

“Alternate Base Rate” has the meaning specified in the RPA.

SECTION 4 Amendments to the Guaranty.

(a) The table in Section 5.14 of the Guaranty is hereby amended and restated to read in it entirety as follows:

Period	Minimum Cumulative Consolidated EBITDAR
Fiscal Quarter Ending June 30, 2009	$45,000,000
Period of Two Consecutive Fiscal Quarters Ending September 30, 2009	$90,000,000
Period of Three Consecutive Fiscal Quarters Ending December 31, 2009	$135,000,000
Period of Four Consecutive Fiscal Quarters Ending March 31, 2010	$180,000,000
Period of Four Consecutive Fiscal Quarters Ending June 30, 2010	$180,000,000
Period of Four Consecutive Fiscal Quarters Ending September 30, 2010	$180,000,000
Period of Four Consecutive Fiscal Quarters Ending December 31, 2010	$180,000,000
Period of Four Consecutive Fiscal Quarters Ending March 31, 2011	$180,000,000

(b) The table in Section 5.16 of the Guaranty is hereby amended and restated to read in it entirety as follows:

Period	Maximum Combined Capital Expenditures
Fiscal Year 2009	$90,000,000
Fiscal Year 2010	$90,000,000
Fiscal Year 2011	$90,000,000

SECTION 5. Reallocation of Capital and Receivable Interests.

(a) On the Amendment Effective Date (as defined below), (x) all Yield Periods in respect of which Yield is computed by reference to the Adjusted Eurodollar Rate shall be deemed to have been terminated, and each Receivable Interest then outstanding shall be deemed to have a Yield Period of one day (and to have a Yield Rate based on the Alternate Base Rate), subject to future adjustment in accordance with the definition of “Yield Period” and (y) the Aggregate Capital shall be reallocated so that each Bank shall hold a percentage of the Aggregate Capital that is equal to such Bank’s Percentage.

(b) On the Amendment Effective Date, each Bank that, after giving effect to this Amendment, has a Percentage that is in excess of its Percentage immediately prior to giving effect to this Amendment (each such Bank, an “Increasing Bank”) shall purchase Receivable Interests from each Bank that is not an Increasing Bank, in amounts such that immediately after giving effect to all such purchases, each Bank shall hold its pro rata share (determined on the basis of such Bank’s Percentage) of the Aggregate Capital. The purchase price to be paid by each Increasing Bank for each such purchase of a Receivable Interest shall be equal to the Capital of such Receivable Interest plus accrued and unpaid Yield thereon as of the Amendment Effective Date.

(c) For the avoidance of doubt, with respect to all Receivable Interests purchased after the Amendment Effective Date, the Seller shall have the option to elect whether the applicable Yield Rate is to be based on the Adjusted Eurodollar Rate or the Alternate Base Rate, in accordance with Section 2.02(a) of the RPA.

SECTION 6. Representations and Warranties. The Seller, the Servicer, ACI and each other Obligor (as defined in the Guaranty) represents and warrants as to itself that (a) each of the representations and warranties made by it in the Transaction Documents will be true on and as of the Amendment Effective Date (except insofar as such representations and warranties relate expressly to an earlier date certain, in which case such representations and warranties shall be correct as of such earlier date) and (b) no Default or Event of Default (each as defined in the Guaranty) or Event of Termination will have occurred and be continuing on such date.

SECTION 7. Effect on Transaction Documents; Ratification. Except as specifically set forth in this Amendment, the RPA, the Guaranty and all other Transaction Documents, including the security interests granted thereunder, shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

SECTION 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 10. Execution by ACI. This Amendment shall be considered to be executed and delivered by ACI in the United States of America and once an authorized director or officer of ACI resident in the United States of America has executed the same.

SECTION 11. Effectiveness. This Amendment shall become effective on the date when the following conditions are met (the “Amendment Effective Date”):

(a) the Agent shall have received from the Seller, the Servicer, each Obligor and each Bank a counterpart hereof signed by such party or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;

(b) the Agent shall have received an officer’s certificate from the principal financial officer of ACI, dated as of the Amendment Effective Date, certifying that:

(i) as of the Amendment Effective Date, there exists no (or, in the case of any Abitibi Entity other than the Seller, no unstayed) action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality (other than the Bankruptcy Case and the Canadian Case and matters directly related thereto) that (i) could reasonably be expected to result in a Material Adverse Effect (except as otherwise disclosed in Schedule 3.07 or Schedule 3.11 to the Guaranty) or (ii) restrains, prevents or imposes or could reasonably be expected to impose materially adverse conditions upon the transactions contemplated by the Transaction Documents (as amended by this Amendment);

(ii) all necessary governmental and third party consents and approvals necessary in connection with the performance by any of the Seller, the Originators, the Servicer, the Subservicer or the Guarantors under the Transaction Documents (as amended by this Amendment) and the transactions contemplated thereby have been obtained and are in effect;

(iii) as of the Amendment Effective Date, the Insurance Policy is in full force and effect;

(iv) since December 31, 2009, there has been no event or circumstance that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (except as publicly disclosed by the Parent, ACI or any of their Affiliates prior to the Amendment Effective Date or as disclosed in Schedule 3.07 or Schedule 3.11 to the Guaranty); and

(v) as of the Amendment Effective Date, Liquidity is at least US$150,000,000.

(c) the Agent shall have received favorable opinions of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for ACI, the Seller, the Guarantors and the Originators and (ii) Stikeman Elliott LLP, Canadian counsel for ACI and the Canadian Originator, in each case dated the Amendment Effective Date and in form and substance reasonably satisfactory to the Agent;

(d) Liquidity as of the Amendment Effective Date shall be at least US$150,000,000;

(e) The representations and warranties contained in Section 4.01(e) and Section 4.02(e)(ii) of the RPA shall be correct on and as of the Amendment Effective Date as though made on and as of such date and all other representations and warranties contained in Sections 4.01 and 4.02 of the RPA shall be correct on and as of the Amendment Effective Date as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date certain, in which case such representations and warranties shall be correct as of such earlier date);

(f) No Event of Termination or Incipient Event of Termination and no Default (as defined in the Guaranty) or Event of Default (as defined in the Guaranty) shall have occurred and be continuing on the Amendment Effective Date;

(g) the Agent shall have received evidence that final orders reasonably satisfactory to it from the Bankruptcy Court and the Canadian Court approving the transactions contemplated by this Amendment (including all fees payable in connection therewith) shall have been entered, and shall be satisfied that none of the foregoing (i) shall have been reversed or vacated, (ii) shall have been modified or amended without the prior written consent of the Agent or (iii) shall be subject to a stay;

(h) the Seller shall have paid (x) to the Agent, for the account of each Bank, the consent fee required to be paid pursuant to that certain fee letter dated as of May 17, 2010 between the Seller and the Agent and (y) to each of Citigroup Global Markets Inc. (“CGMI”) and Barclays Capital Inc. (“Barclays”) all fees and expenses due and payable to them, in their respective capacities as arrangers of this Amendment, on or prior to the Amendment Effective Date pursuant to that certain arrangers’ fee letter dated as of May 17, 2010 among the Seller, CGMI and Barclays; and

(i) the Seller shall have paid or reimbursed the Agent for all reasonable out-of-pocket expenses incurred by it (including the reasonable fees, charges and disbursements of counsel) to the extent the same (i) are required to be reimbursed pursuant to Section 10.04(a) of the RPA and (ii) have been invoiced not later than the Business Day preceding the Amendment Effective Date.

Upon the occurrence of the Amendment Effective Date, the notice concerning the Seller’s option to exercise the Fifteen Month Facility Extension Option delivered to the Agent on May 13, 2010, shall be automatically rescinded, without any further action.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CITIBANK, N.A., as Agent

/s/ Thomas M. Halsch
Name:	Thomas M. Halsch
Title:	Vice President

ABITIBI-CONSOLIDATED U.S. FUNDING CORP., as Seller and as “Purchaser” as defined in the Originator Purchase Agreement

By:	/s/ Allen Dea
	Name:	Allen Dea
	Title:	Assistant Treasurer

ABITIBI CONSOLIDATED SALES CORPORATION, as Servicer, as an Originator, as an Obligor and as a “Seller” as defined in the Originator Purchase Agreement

By:	/s/ Allen Dea
	Name:	Allen Dea
	Title:	Treasurer

ABITIBI-CONSOLIDATED INC., as Subservicer, as an Originator, as an Obligor and as a “Seller” as defined in the Originator Purchase Agreement

By:	/s/ William G. Harvey
	Name:	William G. Harvey
	Title:	Vice President and Treasurer

DONOHUE CORP., as an Obligor

By:	/s/ Allen Dea
	Name:	Allen Dea
	Title:	Treasurer

ABITIBI-CONSOLIDATED CORP., as an Obligor

By:	/s/ Allen Dea
	Name:	Allen Dea
	Title:	Treasurer

AUGUSTA WOODLANDS, LLC, as an Obligor

By:	ABITIBI-CONSOLIDATED CORP., its Sole Member
By:	/s/ Allen Dea
	Name:	Allen Dea
	Title:	Treasurer

ABITIBI-CONSOLIDATED ALABAMA CORPORATION, as an Obligor

By:	/s/ Jacques P. Vachon
	Name:	Jacques P. Vachon
	Title:	Secretary

ALABAMA RIVER NEWSPRINT COMPANY, as an Obligor

By:	/s/ Sebastien Kidd
	Name:	Sebastien Kidd
	Title:	General Manager

CITIBANK, N.A., as a Bank

/s/ Thomas M. Halsch
Name:	Thomas M. Halsch
Title:	Vice President

BARCLAYS BANK PLC, as a Bank

/s/ Cory Wishengrad
Name:	Cory Wishengrad
Title:	Managing Director

CIT BANK, as a Bank

/s/ Benjamin Haslam
Name:	Benjamin Haslam
Title:	Authorized Signatory

COLE TAYLOR BANK, as a Bank

/s/ William A. Stapel
Name:	William A. Stapel
Title:	SVP

Denali Capital LLC, managing member of DC Funding Partners LLC, portfolio manager for DENALI CAPITAL CREDIT OPPORTUNITY FUND FINANCING, LTD., as a Bank

/s/ John P. Thacker
Name:	John P. Thacker
Title:	Chief Credit Officer

EXPORT DEVELOPMENT CANADA, as a Bank

/s/ Vivianne Bouchard
Name:	Vivianne Bouchard
Title:	Financing Manager

/s/ Carl Burlock
Name:	Carl Burlock
Title:	Director

SIEMENS FINANCIAL SERVICES, INC., as a Bank

/s/ David Kantes
Name:	David Kantes
Title:	Senior Vice President and Chief Risk Officer

/s/ Anthony Casciano
Name:	Anthony Casciano
Title:	Senior Vice President

THE FOOTHILL GROUP, LLC, as a Bank

/s/ Jeff Nikora
Name:	Jeff Nikora
Title:	E.V.P.

SCHEDULE I

Bank Commitments

Institution	Bank Commitment	Percentage

Citibank, N.A.	$30,000,000	16.6667%
Barclays Bank PLC	$30,000,000	16.6667%
CIT Bank	$29,500,000	16.3889%
Export Development Canada	$29,500,000	16.3889%
Foothill Group, LLC/Wells Fargo Bank, N.A.	$28,000,000	15.5556%
Siemens Financial Services, Inc.	$18,000,000	10.0000%
Cole Taylor Bank	$10,000,000	5.5556%
Denali Capital Credit Opportunity Financing, LTD	$5,000,000	2.7778%
Total	$180,000,000